Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128790 and No. 333-156074) pertaining to the Ameriprise Financial 401(k) Plan of our report dated June 26, 2012, with respect to the financial statements and supplemental schedule of the Ameriprise Financial 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 26, 2012

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